EX-FILING FEES

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Acurx Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees To Be Paid	Equity	Common Stock, par value $0.001 per share(3)	457(o)			$28,750,000	0.00014760	$4,243.50
	Total Offering Amount					$28,750,000	0.00014760	$4,243.50
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$4,243.50

(1)       Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)       Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.

(3)       Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.